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Exhibit 21

AMERICAN POWER CONVERSION CORPORATION
Subsidiaries as of December 31, 2004

Subsidiary	Place of Incorporation
APC America, Inc.	Delaware
APC Sales & Service Corp.	Delaware
American Power Conversion Holdings Inc.	Delaware
Systems Enhancement Corporation	Missouri
A.B.L. Electronics Corporation	Delaware
APC DC Network Solutions Inc.	Ohio
American Power Conversion Europe S.A.R.L.	France
American Power Conversion Corporation (A.P.C.) B.V.	The Netherlands
APC Distribution Limited	Ireland
APC (EMEA) Limited	Ireland
APC Holdings B.V.	The Netherlands
APC Deutschland GmbH	Germany
American Power Conversion UK Ltd.	United Kingdom
American Power Conversion Sweden AB	Sweden
APC Benelux B.V.	The Netherlands
APC Australia Pty Limited	Australia
American Power Conversion Portugal, Ltda.	Portugal
American Power Conversion Spain S.L.	Spain
American Power Conversion Italia S.R.L.	Italy
American Power Conversion France SARL	France
APC Korea Corporation	Korea
American Power Conversion Hong Kong Limited	Hong Kong
American Power Conversion Poland Sp. z.o.o.	Poland
American Power Conversion (Phils.), Inc.	Philippines
American Power Conversion Land Holdings Inc. (40%; 60% Filipino nationals)	Philippines
APC (Suzhou) Uninterrupted Power Supply Co., Ltd.	China
American Power Conversion Singapore Pte Ltd.	Singapore
APC International Trade (Shanghai) Co. Ltd.	China
APC Europe B.V.	Netherlands
APC (Xiamen) Power Infrastructure Co. Ltd.	China
American Power Conversion Denmark ApS	Denmark
Gutor Electronic GmbH	Switzerland
American Power Conversion Dublin Limited	Ireland
Silcon (Qingdao) Power Electronics Co. Ltd.	China
Gutor Electronic Asia Pacific Sdn Bhd	Malaysia
American Power Conversion Mexico, S.A. de C.V.	Mexico
American Power Conversion Uruguay S.A.	Uruguay
APC Japan, Inc.	Japan
American Power Conversion (India) Private Limited	India
American Power Conversion Brasil Ltda.	Brazil
American Power Conversion Holdings (UK) Limited	United Kingdom
APC DC Network Solutions UK Limited	United Kingdom

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AMERICAN POWER CONVERSION CORPORATION Subsidiaries as of December 31, 2004